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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2001
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                          IENTERTAINMENT NETWORK, INC.
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             (Exact name of registrant as specified in its charter)


                                 North Carolina
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                 (State or other jurisdiction of incorporation)


               0-29750                                  56-2092059
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     (Commission file Number)                     (IRS Employer ID Number)


    124-126 Quade Drive, Cary, North Carolina              27513
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    (Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code
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                                  (919) 678-8301

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Item 1.  Changes in Control of Registrant

On December 18, 2001, J.W. Stealey, the Registrant's founder and former CEO and director, acquired effective control of the Registrant pursuant to a common stock investment in the Registrant by Mr. Stealey and his co-investors, John E. Cay III and Daniel R. Young. The amount and source of consideration for the acquisition, and other details relating thereto, are described in the Registrant's press release set forth in Item 5 below. After giving effect to the investment, Mr. Stealey beneficially owns approximately 42% of the Registrant's common stock.

Item 5.  Other Events and Regulation FD Disclosure

On December 19, 2001, the Registrant issued a press release substantially as follows:

         iEntertainment Network, Inc. Announces Equity Infusion, Simplified Capital Structure, New Management & Directors


         RESEARCH TRIANGLE PARK AREA, N.C.--(BUSINESS WIRE)--Dec. 19, 2001--Entertainment Network, Inc. (OTCBB:IENT - news), an online entertainment media company, today announced a series of corporate developments resulting in improved liquidity and a simplified capital structure.

         The company also named a new Board of Directors and executive management.

         iEntertainment received net proceeds of $300,000 through the private sale of 6,000,000 newly-issued shares of its Common Stock to an investor group led by J.W. Stealey, the company's founder and incoming CEO.

         iEntertainment simultaneously issued 6,980,518 shares of its Common Stock in exchange for all of its outstanding shares of Series D Convertible Preferred Stock in separate transactions with RGC International Investments, LDC, Mr. Stealey and others. The company then retired the Series D Convertible Preferred Stock.

         The Investor Group has the right to purchase up to an additional $500,000 of Common Stock at a price per share of $0.05 within ninety
         (90) days. In connection with these transactions, the Company also granted anti-dilution protection to RGC whereby, immediately following the issuance by the Company of shares in connection with the next $203,125 of capital raised by the Company, RGC will receive, for no additional consideration, a number of additional shares of Common Stock so that RGC will own, immediately following such issuance, 9.99% of the outstanding shares of Common Stock.

         iEntertainment also granted registration rights to Mr. Stealey and his co-investors. Mr. Stealey and his co-investors, as well as RGC and Vertical Financial Holdings, have entered into six-month lock-up agreements with the Company.

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         Mr. Stealey is the largest shareholder of the Company's Common Stock.

         The current Board of Directors and the current CEO have resigned effective as of the closing of these transactions.

         The Company's new Directors are Mr. Stealey, Mr. Joseph McClelland, Mr. David Kestel, and Mr. Dan Young. Mr. Stealey will serve as the CEO of iEntertainment Network.

         Founded in 1994 and located near Research Triangle Park, NC, iEntertainment Network is a leading provider of online entertainment media solutions, tools and content for ISPs, portals, communities and e-commerce sites. iEntertainment Network currently serves both English and Spanish language audiences. The Company operates multiple online entertainment properties. For more information, call (919)678-8301 or visit our website at http://www.ient.com.

         Forward-Looking Statements: Except for the descriptions of historical facts contained herein, statements in this news release concerning future results, performance or expectations are forward-looking statements, including without limitation, statements about revenue growth and profitability. Actual results, performance or developments could differ materially from those expressed or implied by such forward-looking statements as a result of known or unknown risks, uncertainties and other factors including those described from time to time in the Company's filings with the Securities and Exchange Commission, under "Risk Factors" and elsewhere. We undertake no obligation to update any forward-looking statements as a result of new information, future events or otherwise, unless required by law.

       Item 7.       Financial Statements And Exhibits.

       (c)     Exhibits.

Exhibit No.    Description
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99.1           Securities Purchase and Exchange Agreement dated December
               18, 2001 between the Registrant, J.W. Stealey, John Cay and Dan
               Young.

99.2 Series D Preferred Stock Purchase Agreement dated December 18, 2001 by and among RGC International Investors, LDC, J.W. Stealey, John Cay and Dan Young.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            iEntertainment Network, Inc.



Date: December 20, 2001                     By:  /s/ J.W. Stealey
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                                                J.W. Stealey
                                                 Chief Executive Officer